Exhibit 99.1
Delek US Holdings, Inc. Announces Closing of Sale of Retail Assets to FEMSA
BRENTWOOD, Tenn., October 1, 2024 -- Delek US Holdings, Inc. (NYSE:DK) (“Delek”) announced today the closing of the previously announced sale of 100% of the equity interests in the Delek subsidiaries that operate Delek’s retail business (“Delek US Retail”) to a subsidiary of FEMSA (NYSE:FMX) for cash consideration of approximately $385 million, including the purchase of inventories.
Avigal Soreq, President, and Chief Executive Officer of Delek, said, “The completion of the sale of Delek US Retail to FEMSA is an important step in our value creation journey. We are pleased with this transaction and look forward to building upon our relationship with FEMSA in the future. I am thankful to Delek US Retail & its employees and wish them success as they become an important part of FEMSA’s growth strategy in the United States.”
About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, and renewable fuels. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.
The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its subsidiaries owned approximately 72.5% (including the general partner interest) of Delek Logistics Partners, LP as of August 5, 2024.
Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its Twitter account (@DelekUSHoldings).
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: risks and uncertainties with respect to the quantities and costs of crude oil obtained and the price of the refined petroleum products that are ultimately sold; gains and losses from derivative instruments; changes in the scope, costs, and/or timing of capital and maintenance projects; managements’ ability to execute its strategy of growth through acquisitions and the transactional risks associated with acquisitions; acquired assets may suffer a diminishment in fair value which may result in a need to record a write-down or impairment in carrying value of the asset on the balance sheet and a resultant loss recognized in the statement of operations; the effect on the companies’ financial results by the financial results of other entities in which significant equity investment are held; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; competitive positions and the effects of competition; the projected growth of the industries in which the companies operate; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States and other markets where the companies participate; and other risks contained in Delek US’ filings with the United States Securities and Exchange Commission
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US  undertakes no obligation to update or revise any such forward-looking statements.
Investor Relations and Media/Public Affairs Contact:
investor.relations@delekus.com